Exhibit 5.1

June 30, 2021

Hycroft Mining Holding Corporation

8181 E. Tufts Ave., Suite 510

Denver, Colorado 80237

Re:	Hycroft Mining Holding Corporation Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Hycroft Mining Holding Corporation, a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-3 to which this opinion is filed as an exhibit (the “Registration Statement”) including the prospectus contained therein (the “Prospectus”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). Terms not herein defined shall have the meanings set forth under “Selected Definitions” in the Prospectus. This opinion is issued in connection with:

(a) the issuance of up to (i) 20,799,899 shares of Class A common stock of the Company, par value $0.0001 per share (“Common Stock”) that may be issued upon exercise of the public warrants; (ii) 7,740,000 shares of Common Stock that may be issued upon exercise of the private placement warrants; (iii) 2,500,000 shares of Common Stock that may be issued upon exercise of the forward purchase warrants and (iv) 3,249,999 shares of Common Stock that may be issued upon exercise of the PIPE warrants; (iv) 3,210,213 shares of Common Stock that may be issued upon exercise of the Seller warrants; (v) 358,838 additional shares of Common Stock that may be issued upon exercise of the Seller warrants resulting from a change in the exercise price and conversion ratio of the Seller warrants effective as of January 19, 2021 (such shares the “Additional Seller Warrant Shares”); and (vii) 9,583,334 shares of Common Stock that may be issued upon exercise of the October 2020 warrants; and

(b) the resale by the selling stockholders (the “Selling Securityholders”) of up to (1) 59,694,847 shares of Common Stock either (A) issued to Selling Securityholders in the Recapitalization Transaction (such shares of Common Stock, the “Selling Securityholder Recapitalization Shares”) or (B) issuable to such Selling Securityholders upon the exercise of the public warrants, the private placement warrants, the PIPE warrants and the forward purchase warrants held by such Selling Securityholders, (2) (A) 4,951,388 shares of Common Stock issued to Selling Securityholders in the offering made pursuant to the registration statement Form S–1 (File No. 333-248516) filed with the Commission on September 1, 2020 and declared effective on October 1, 2020 and the registration statement Form S–1MEF (File No. 333-249250) filed on October 2, 2020 that are being offered for resale pursuant to the Prospectus (such shares of Common Stock, the “Selling Securityholder Shares,” (B) 4,951,388 shares of Common Stock issuable to Selling Securityholders upon the exercise of the October 2020 warrants held by such Selling Securityholders, and (C) 1,466,552 shares issuable to a Selling Securityholder upon the exercise of warrants (the “Selling Securityholder Warrants”) acquired by such Selling Securityholder (the “Selling Securityholder Warrant Shares”) and (3) the 6,993,552 private placement warrants, 2,500,000 forward purchase warrants, 3,249,999 PIPE warrants, 4,951,388 October 2020 warrants and warrants to purchase the 1,466,552 Selling Securityholder Warrant Shares (collectively, such warrants the “Secondary Warrants”).

For the purposes of this opinion, the shares of Common Stock issuable upon exercise of the public warrants, private placement warrants, the forward purchase warrants, the PIPE warrants, the Seller warrants, the October 2020 warrants and the Selling Securityholder Warrant Shares, are referred to herein as the “Warrant Shares,”; the Selling Securityholder Shares together with the Selling Securityholder Recapitalization Shares, are referred to herein as the “Issued Shares.

This opinion letter is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issuance of the Units, the Shares and the Warrants.

We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed necessary for the purposes of this opinion. In rendering the opinions set forth herein, we have also (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such board of directors and stockholder resolutions, agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents, and (iii) received such information from officers and representatives of the Company as we have deemed necessary or appropriate for the purposes of these opinions.

In all such examinations, we have assumed the genuineness of all signatures, the legal capacity of all natural persons who have executed documents, the completeness and authenticity of all original documents reviewed by us, and the conformity and completeness to original documents of all copies of documents submitted to us for review as conformed or reproduction copies. As to facts material to our opinions, we have relied without independent investigation or verification upon the accuracy of factual statements, including representations of fact contained in certificates, agreements, oral or written statements or other records of or from public officials and officers and representatives of the Company and others, and assumed compliance on the part of all parties to all agreements and documents, other than the Company, with their covenants and agreements contained therein. We have also assumed that the Company will have sufficient authorized but unissued and unreserved shares of Common Stock on the date of any issuance of Shares or Warrant Shares registered pursuant to the Registration Statement.

Based upon and subject to the qualifications and assumptions stated herein, we are of the opinion that, as of the date hereof:

1.	The Warrant Shares, when issued upon exercise and payment of the applicable exercise price and compliance with the terms of the public warrants, private placement warrants, the forward purchase warrants, the PIPE warrants, the Seller warrants and the October 2020 warrants, as applicable, as described in the Registration Statement, will be validly issued, fully paid and nonassessable.

2.	When the Registration Statement has become effective under the Securities Act, the Additional Seller Warrant Shares, when issued upon exercise of the Seller warrants, as described in the Registration Statement, will be validly issued, fully paid and nonassessable.

3.	The Issued Shares have been validly issued and are fully paid and nonassessable.

4.	The Secondary Warrants, are valid and binding obligations of the Company, enforceable against the Company in accordance with their terms

Our opinion is expressed only with respect to the Delaware General Corporation Law and such internal laws of the State of New York as are generally applicable in transactions of the type covered by the Registration Statement and we express no opinion with respect to any other laws. The opinions expressed herein are limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. Our opinion set forth in numbered paragraph 4 above may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability. To the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provision contained in any agreement relating to any warrants referred to herein, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity or constitutionality. The opinions expressed herein are given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change any of the opinions expressed herein after the date hereof or for any other reason.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the references to this firm under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. Please be advised that certain partners of our firm and attorneys associated with our firm may beneficially own shares of Common Stock.

Sincerely,

/s/ Neal Gerber & Eisenberg LLP